EXHIBIT 21.1

Seagate Technology	Cayman
Seagate Technology HDD Holdings	Cayman
Quinta Corporation	California
Seagate Technology (US) Holdings, Inc.	Delaware
Evault, Inc.	Delaware
Evault Canada Inc.	Canada
Evault International, Inc	Delaware
UK Branch	United Kingdom
Seagate Technology LLC	Delaware
Seagate Air, LLC	Delaware
Seagate Memory Products (US) Corporation	Delaware
Seagate Technology AB	Sweden
Seagate Technology Australia Pty Limited	Australia
Seagate Technology GmbH	Germany
Seagate Technology (Hong Kong) Limited	Hong Kong
Beijing Representative Office	China
Shanghai Representative Office	China
Shenzhen Representative Office	China
Seagate Technology SAS	France
Seagate Technology Taiwan Ltd.	Taiwan
Seagate US LLC	Delaware
Maxtor Corporation	Delaware
Maxtor Asia Pacific Limited	Hong Kong
Maxtor Disc Drives Pty Limited	Australia
Maxtor Europe S.àr.l.	France
Maxtor Europe Limited	United Kingdom
Maxtor GmbH	Germany
Maxtor (Japan) Ltd.	Japan
Maxtor Realty Corporation	Delaware
Old SDI-Sub	California
Maxtor Global Ltd.	Bermuda
Maxtor (Gibraltar) Limited	Gibraltar
Maxtor Luxembourg S.àr.l.	Luxembourg
Maxtor Peripherals (S) Pte Ltd	Singapore
Maxtor International S.àr.l.	Switzerland
India Liaison Office	India
Singapore Branch	Singapore
Maxtor Ireland Limited	Ireland
Maxtor International Manufacturing S.àr.l.	Switzerland
Seagate Technology International	Cayman
Seagate Technology International (Netherlands Branch)	Netherlands
Seagate Technology International (Singapore Branch)	Singapore
Seagate Services Singapore Pte. Ltd.	Singapore
Seagate Services (Netherlands) B.V.	Netherlands
ActionFront Data Recovery Labs Inc.	Canada
ActionFront Data Recovery Inc	Delaware
ActionFront Data Recovery (Netherlands) B.V.	Netherlands
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia
Perai Seagate Storage Products Sdn. Bhd.	Malaysia
Seagate International (Johor) Sdn. Bhd	Malaysia
Seagate Memory Products International	Cayman
Seagate Singapore International Headquarters Pte. Ltd.	Singapore
New Delhi Representative Office	India
Seagate Technology (Netherlands) B.V.	Netherlands
Nippon Seagate Inc.	Japan
Seagate Technology Republic Ireland Limited	Ireland
Seagate Technology China Holding Company	Cayman
Seagate Technology Manufacturing (Hong Kong) Limited	Hong Kong
Seagate Technology (Suzhou) Co. Ltd.	China
Seagate Technology International (Wuxi) Co. Ltd.	China
Seagate Technology (Ireland)	Cayman
Springtown Northern Ireland Branch	Ireland
Seagate Technology (Malaysia) Holding Company	Cayman
Senai Seagate Industries (M) Sdn. Bhd.	Malaysia
Seagate Technology (Marlow) Limited	United Kingdom
Cork Office	Ireland
Seagate Technology Media (Ireland)	Cayman
Limavady Northern Ireland Branch	Ireland
Seagate Technology (Thailand) Limited	Thailand